UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 1, 2017

Date of Report (Date of earliest event reported)

MONOTYPE IMAGING HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33612	20-3289482
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Unicorn Park Drive

Woburn, Massachusetts 01801

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 970-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2017, Monotype Imaging Holdings Inc. (the “Company”) announced that Anthony Callini has been hired as the Company’s Executive Vice President, Chief Financial Officer. Mr. Callini will serve as the Company’s principal financial officer.

From April 2013 to July 2016, Mr. Callini, age 45, served as the senior vice president, finance of Avid Technology, Inc., a publicly traded provider of audio and video technologies for media organizations and independent professionals. While at Avid, Mr. Callini was responsible for a number of financial management areas, including strategic planning, M&A strategy and operational restructuring. From March 2004 to February 2013, Mr. Callini served in various financial leadership positions (including most recently as senior vice president, finance and treasurer) at Open Solutions Inc., a publicly traded software and services company. Prior to that, Mr. Callini worked at Ernst & Young LLP and Arthur Andersen LLP. Mr. Callini has a B.S. in Accounting from Fordham University.

Pursuant to an employment agreement, which was signed by Mr. Callini and effective as of January 3, 2017 (the “Employment Agreement”), Mr. Callini will receive an annual base salary of $315,000. In addition, Mr. Callini is entitled to participate in any and all medical, pension, profit sharing, dental and life insurance plans and disability income plans, retirement arrangements and other employment benefits, including option plans, that may be available to our other senior executive officers. Additionally, pursuant to an offer letter entered into with Mr. Callini (the “Offer Letter”), beginning in 2017, Mr. Callini will be eligible to receive a target bonus of 55% of his base salary, prorated for his first year of service. Mr. Callini will be granted 40,000 restricted shares of the Company’s common stock under the terms and conditions of the Company’s Second Amended and Restated 2007 Stock Option and Incentive Plan.

Mr. Callini’s Employment Agreement contains the same non-competition and non-solicitation provisions and payments upon termination and change of control as described below with respect to the amended and restated employment agreements of the Executive Officers (as defined below).

The above descriptions of the Employment Agreement and the Offer Letter are summaries and are qualified in their entirety by the Employment Agreement and the Offer Letter, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Other than the Employment Agreement and the Offer Letter, there is no arrangement or understanding pursuant to which Mr. Callini was selected as Executive Vice President, Chief Financial Officer and principal financial officer and there are no family relationships between Mr. Callini and the other directors or executive officers of the Company. Since the beginning of the Company’s last fiscal year, Mr. Callini has not had any transactions or currently proposed transactions in which Mr. Callini was or is to be a participant in amounts greater than $120,000 and in which any related person had or will have a direct or indirect material interest.

On January 1, 2017, the Company also entered into amended and restated employment agreements with its named executive officers, Scott Landers, Steven Martin, Benjamin Semmes III and Janet Dunlap (collectively the “Executive Officers”).

The employment agreements require each Executive Officer to refrain from competing with us and from hiring our employees for a period of two years following the termination of his or her employment with us for any reason, except that such period shall only last for one year (or eighteen months in the case of Mr. Landers) in the event that such Executive Officer terminates his or her employment for “good reason” or if he or she is terminated by us without “cause” (as each term is defined in the applicable employment agreement). Each Executive Officer’s employment agreement continues in effect unless his or her employment is terminated by him or her or by the Company.

In the event that an Executive Officer’s employment is terminated by the Company without cause or by such Executive Officer for good reason, then such Executive Officer is entitled to receive (i) his or her base salary for 12 months (or 18 months in the case of Mr. Landers) following the termination date, (ii) to the extent not paid prior to termination, the Executive Officer’s annual cash bonus for the year prior to which such Executive Officer’s employment is terminated, determined based on the Company’s and the Executive Officer’s actual performance,

(iii) the pro-rated portion of the Executive Officer’s annual cash bonus for the year in which such Executive Officer is terminated, and (iv) if elected by the Executive Officer, a monthly cash payment to be used for medical and health benefits for up to 12 months (or 18 months in the case of Mr. Landers) following the termination date.

If an Executive Officer’s employment is terminated within twelve months of a change of control (as defined in the applicable employment agreement) without cause or for good reason, then such Executive Officer is entitled to receive (i) to the extent not paid prior to termination, the Executive Officer’s annual cash bonus for the year prior to which such Executive Officer’s employment is terminated, determined based on the Company’s and the Executive Officer’s actual performance, (ii) the annual cash bonus for the Executive Officer assuming full attainment of the Company’s milestones at target level for the greater of the year in which the change of control occurs or the year in which the Executive Officer’s employment is terminated, (iii) the sum (or in the case of Mr. Landers, 1.5 times the sum) of the Executive Officer’s base salary in the year of the change of control or termination, whichever is greater, and such Executive Officer’s bonus at target level for the year in which such Executive Officer’s employment is terminated (or the prior year in the case the target bonus is not then established), and (iv) if elected by the Executive Officer, a monthly cash payment to be used for medical and health benefits for up to 12 months (or 18 months in the case of Mr. Landers) following the termination date.

The above descriptions of the employment agreements with the Executive Officers are summaries and are qualified in their entirety by the applicable employment agreement, which are filed as Exhibits 10.3, 10.4, 10.5 and 10.6 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

A press release issued by the Company on January 3, 2017 regarding the appointment of Mr. Callini as Executive Vice President, Chief Financial Officer and principal financial officer is furnished as Exhibit 99.1.

The information included on this Form 8-K pursuant to Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Employment Agreement, effective as of January 3, 2017, by and between Monotype Imaging Inc. and Anthony Callini.

10.2	Offer Letter, dated as of December 9, 2016, by and between Monotype Imaging Inc. and Anthony Callini.

10.3	Amended and Restated Employment Agreement, dated as of January 1, 2017, by and between Monotype Imaging Inc. and Scott Landers.

10.4	Amended and Restated Employment Agreement, dated as of January 1, 2017, by and between Monotype Imaging Inc. and Steven Martin.

10.5	Amended and Restated Employment Agreement, dated as of January 1, 2017, by and between Monotype Imaging Inc. and Benjamin Semmes III.

10.6	Amended and Restated Employment Agreement, dated as of January 1, 2017, by and between Monotype Imaging Inc. and Janet Dunlap.

99.1	Press Release, dated as of January 3, 2017 of Monotype Imaging Holdings Inc.*

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

MONOTYPE IMAGING HOLDINGS INC.

January 3, 2017	By:	/s/ Scott E. Landers
Scott E. Landers
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, effective as of January 3, 2017, by and between Monotype Imaging Inc. and Anthony Callini.

10.2	Offer Letter, dated as of December 9, 2016, by and between Monotype Imaging Inc. and Anthony Callini.

10.3	Amended and Restated Employment Agreement, dated as of January 1, 2017, by and between Monotype Imaging Inc. and Scott Landers.

10.4	Amended and Restated Employment Agreement, dated as of January 1, 2017, by and between Monotype Imaging Inc. and Steven Martin.

10.5	Amended and Restated Employment Agreement, dated as of January 1, 2017, by and between Monotype Imaging Inc. and Benjamin Semmes III.

10.6	Amended and Restated Employment Agreement, dated as of January 1, 2017, by and between Monotype Imaging Inc. and Janet Dunlap.

99.1	Press Release, dated as of January 3, 2017 of Monotype Imaging Holdings Inc.*

*	Furnished herewith.